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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215199

P R O S P E C T U S  S U P P L E M E N T
(to the Prospectus dated December 29, 2016)

412,264 Shares of Common Stock

        We are offering 412,264 shares of our common stock pursuant to an exchange agreement entered into between us and certain investors. The shares of common stock are being offered directly to such investors without a placement agent or underwriter.

        The investors hold trust preferred securities with an aggregate liquidation amount of $8.5 million issued by Impac Capital Trust #4, or the Trust. In October 2005, we formed the Trust as a special purpose entity for the sole purpose of issuing $20.6 million of trust preferred securities. We issued subordinated interest debentures to the Trust due July 30, 2035 in exchange for the proceeds of the offering of the trust preferred securities. The interest rate on the trust preferred securities is a variable rate of three-month LIBOR plus 3.75% per annum. At December 31, 2016, the interest rate was 4.75%.

        The exchange agreement provides that the Investors will exchange the $8.5 million of trust preferred securities held by them for aggregate consideration consisting of 412,264 shares of our common stock and accrued and unpaid interest on the trust preferred securities was paid in cash in the aggregate amount of approximately $14,000. We will receive no cash proceeds from the issuance of the common stock hereunder. The effect of the offering will be to cause the cancellation of $8.5 million of subordinated debentures issued by us to the Trust further to the issuance of the trust preferred securities which are being exchanged for shares of our common stock hereunder.

        Our common stock is listed on the NYSE MKT under the symbol "IMH." The last reported sale price of our common stock on the NYSE MKT on May 10, 2017 was $17.06 per share.

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We anticipate that delivery of the shares of common stock will be made on or about May 11, 2017, subject to the satisfaction of certain conditions.

        The date of this prospectus supplement is May 11, 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") on Form S-3 (File No. 333-215199) utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. In addition, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants, which were made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein or therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein or therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may authorize for use in connection with this offering or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement and in the accompanying prospectus.

        Unless the context otherwise indicates, references in this prospectus to "we," "our," "us," "Impac Mortgage Holdings," "Impac," or the "Company" refer to the business and operations of Impac Mortgage Holdings, Inc. and the following subsidiaries: Integrated Real Estate Service Corporation ("IRES")—including the following two subsidiaries of IRES: Impac Mortgage Corp ("IMC") and Impac Warehouse Lending, Inc.—and Impac Funding Corporation.

        General information about us can be found on our website at www.impaccompanies.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many (but not all) of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "could," "may" or other similar expressions in this prospectus or the documents incorporated by reference.

        We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

        This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

        For more information on the uncertainty of forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading "Risk Factors" in this prospectus supplement beginning on page S-6, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Our Company

        We are an established nationwide independent residential mortgage lender. We were founded in 1995 by members of our current management team, who have extensive experience and an established track record of operating our Company through multiple market cycles. We originate, sell and service residential mortgage loans. We primarily originate conventional mortgage loans eligible for sale to U.S. government-sponsored enterprises, or GSEs, including Fannie Mae, Freddie Mac (conventional loans), and government-insured mortgage loans eligible for government securities issued through Ginnie Mae (government loans). We originate and acquire mortgage loans through our Retail, Correspondent and Wholesale origination channels.

        We primarily operate as a residential mortgage lender and are focused on expanding our mortgage lending platform by providing residential conventional and government-insured mortgage loans, as well as providing innovative products to meet the needs of borrowers not met by traditional conventional and government products. To a lesser extent, we provide real estate services and manage our long-term mortgage portfolio. The real estate service segment was created in 2008 to provide solutions to the distressed mortgage and real estate markets, including loan modifications, real estate disposition services, monitoring and surveillance services and real estate brokerage. The long-term mortgage portfolio predominantly includes non-conforming mortgage loans originated between 2002 and 2007, and is decreasing in size from principal pay-downs and default liquidations. Since we are no longer adding new mortgage loans to the long-term mortgage portfolio, the real estate services and long-term mortgage portfolio segments are continuing to decrease and are a smaller component of our overall operating results, year over year.

        In January 2015, we entered into an Asset Purchase Agreement with CashCall, Inc. ("CashCall") pursuant to which the Company agreed to purchase certain assets and assume certain liabilities of CashCall's residential mortgage operations. CashCall Mortgage ("CCM") operates as a centralized call center that utilizes a marketing platform to generate customer leads through marketing campaigns, the internet and call center loan agents. As a centralized retail call center, loan applications are received and taken by loan agents directly from consumers and through the internet. As a result of the acquisition of CCM, we had a significant increase in our retail direct origination volume. We intend to leverage this same marketing platform to expand volumes of our Nonqualified mortgage (NonQM) products.

        During 2014, we began originating NonQM loans principally through our wholesale lending channel. However, we expect the CCM division to increase originations through the retail call center as well as correspondent customers to begin delivering loans that meet our NonQM program guidelines.

        Our warehouse lending group offers funding facilities to approved lenders focusing on smaller mortgage bankers and credit unions. These facilities allow our customers to fund mortgage loans and sell closed loans to their investors. Our funding facilities are repaid when our customer sells the loans to the investor. Offering warehouse lending provides added value to our correspondent customers, which we believe will increase the capture rate from our currently approved customers and increase volumes in our correspondent channel. It also provides an interim funding source for our NonQM product to our customers.

        Our primary operating segment is our Mortgage Lending business. In addition, we conduct business under our Real Estate Services and the Long-Term Mortgage Portfolio segments. A description of each operating segment is presented below:

        Mortgage Lending—As a nationwide mortgage lender, we are approved to originate and service Fannie Mae, Freddie Mac and Ginnie Mae eligible loans. We primarily originate, sell and service conventional, conforming agency and government insured residential mortgage loans originated or acquired through our three channels: Retail, Correspondent and Wholesale. Our mortgage lending operation generates origination and processing fees, net of origination costs, at the time of origination as well as gains or unexpected losses when the loans are sold to third party investors, including the GSEs and Ginnie Mae. We retain servicing rights from the mortgage originations and earn servicing fees, net of sub-servicer costs, from our mortgage servicing portfolio. From time to time we sell our servicing rights from our servicing portfolio.

        Real Estate Services—We provide loss mitigation and real estate services primarily on our own long-term mortgage portfolio, including default surveillance, loan modification services, short sale services (where a lender agrees to take less than the balance owed from the borrower), real estate owned (REO) surveillance and disposition services and monitoring, reconciling and reporting services for residential and multifamily mortgage portfolios. We currently provide services to investors, servicers and individual borrowers primarily focusing on loss mitigation and performance of our own long-term mortgage portfolio. We intend to continue to provide these services for our long-term mortgage portfolio. We expect these revenues to gradually decline over time as our long-term mortgage portfolio declines. To the extent that opportunities arise, we may expand our loss mitigation and real estate services offerings to third parties. These operations are conducted by IMC.

        Long-Term Mortgage Portfolio—Our long-term mortgage portfolio consists of our residual interests in securitizations represented on our consolidated balance sheet as the difference between total trust assets and total trust liabilities. Our long-term mortgage portfolio includes adjustable rate and, to a lesser extent, fixed rate Alt-A single-family residential mortgages and commercial (primarily multifamily residential loans) mortgages that were acquired and originated primarily by our discontinued, non-conforming mortgage lending operations and retained in our long-term portfolio before 2008. We manage our long-term mortgage portfolio to mitigate losses and maximize cash flows from our residual interests (net trust assets). We receive cash flows from our residual interests in securitizations to the extent excess cash remains in the trusts after making required distributions to bondholders and maintaining certain required overcollateralization levels and other specified parameters within the trusts. Since 2007, we have not added any mortgage loans to our long-term mortgage portfolio.

        In addition to the segments listed above, we also have a corporate segment, which supports all of the operating segments.

Company Information

        We were incorporated in the State of Maryland in August 1995. Our principal executive offices are located at 19500 Jamboree Road, Irvine, California 92614. Our telephone number is (949) 475-3600. Our website is www.impaccompanies.com, which includes links to reports we have filed with the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The following is a brief summary of some of the terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities offered	412,264 shares of common stock.
Purchase price
We are issuing shares of our common stock in exchange for trust preferred securities with an aggregate liquidation amount of $8.5 million of Impac Capital Trust #4 held by certain investors at a per share purchase price of $13.68. Accrued and unpaid interest on the TruPS was paid in cash in the aggregate amount of approximately $14,000.
Use of Proceeds
We will receive no cash proceeds from the issuance of the common stock hereunder. The effect of the offering will be to cause the cancellation of $8.5 million of subordinated debentures issued by us to the Trust further to the issuance of the trust preferred securities which are being exchanged for shares of our common stock hereunder.
Market for our common stock	Our common stock listed on the NYSE MKT under the symbol "IMH". The last reported sale price of our common stock on the NYSE MKT on May 10, 2017 was $17.06 per share.
Risk factors
This investment involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision about our common stock.

RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to those risks and uncertainties described under the heading "Risk Factors" on page 6 of the accompanying prospectus, you should review carefully the risks and uncertainties described below and those under the heading "Risk Factors" contained in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the SEC and are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or a part of your investment. Moreover, the risks described are not the only risks that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to this Offering

The price of our common stock has been volatile and continued volatility could affect the price at which you could sell your shares of our common stock.

        The closing market price for our common stock has varied between a high of $17.94 and a low of $12.15 between March 31, 2016 and March 31, 2017. This volatility may affect the price at which you could sell our common stock. The price for our stock could continue to be volatile and subject to price and volume fluctuations in response to the stock market and other factors, including factors discussed in the risks related to our business operations, general economic conditions, variations in our quarterly operating results from our expectations or those of securities analysts or investors, downward revisions in securities analysts' estimates and competitive developments.

        In addition, the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and beyond their control and may adversely affect the price of our common stock. Also, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

If the market price of our common stock fluctuates after this offering, you could lose a significant part of your investment.

        The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the following:

  •
  the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;

  •
  the inability to meet the financial estimates of analysts who follow our common stock;

  •
  variations in quarterly operating results;

  •
  general economic conditions;

  •
  terrorist acts;

  •
  future sales of our common stock;

  •
  investor perception of us and the mortgage banking industry; and

  •
  regulatory changes

        As a result of these factors, investors in our common stock may not be able to resell their shares at or above the offering price. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

 USE OF PROCEEDS

        We will receive no cash proceeds from the issuance of the common stock hereunder. The effect of the offering will be to cause the cancellation of $8.5 million of subordinated debentures issued by us to the Trust further to the issuance of the trust preferred securities which are being exchanged for shares of our common stock hereunder and accrued and unpaid interest on the TruPS was paid in cash in the aggregate amount of approximately $14,000.

 PRICE RANGE OF COMMON STOCK

        Our common stock is currently listed on the NYSE MKT under the symbol "IMH." The following table lists quarterly information on the price range of our common stock based on the high and low reported sale prices for our common stock as reported by the NYSE MKT for the periods indicated below, respectively.

	High	Low
Year Ended December 31, 2015:
First Quarter	$12.75	$6.18
Second Quarter	$29.85	$12.33
Third Quarter	$24.44	$13.51
Fourth Quarter	$24.22	$15.80
Year Ended December 31, 2016:
First Quarter	$18.34	$11.51
Second Quarter	$16.26	$13.15
Third Quarter	$18.50	$13.00
Fourth Quarter	$16.74	$13.17
Year Ending December 31, 2017:
First Quarter	$15.23	$12.04
Second Quarter (through May 10, 2017)	$17.06	$12.10

        On May 10, 2017, the last reported sale price of our common stock on the NYSE MKT was $17.06 per share. As of December 31, 2016, there were approximately 110 holders of record of our common stock. The number of record holders does not include shares held in "street name" through brokers.

PLAN OF DISTRIBUTION

        We are issuing 412,264 shares of our common stock in exchange for trust preferred securities with an aggregate liquidation amount of $8.5 million issued by Impac Capital Trust #4, or the Trust. In October 2005, we formed the Trust as a special purpose entity for the sole purpose of issuing $20.6 million of trust preferred securities. We issued subordinated deferrable interest debentures to the Trust due July 30, 2035 in exchange for the proceeds of the offering of the trust preferred securities. The interest rate on the trust preferred securities is a variable rate of three-month LIBOR plus 3.75% per annum. At December 31, 2016, the interest rate was 4.75%.

        We will receive no proceeds from the issuance of the common stock hereunder. The effect of the offering will be to cause the cancellation of $8.5 million of subordinated debentures issued by us to the Trust further to the issuance of the trust preferred securities which are being exchanged for shares of our common stock hereunder and accrued and unpaid interest on the TruPS was paid in cash in the aggregate amount of approximately $14,000. We estimate that the expenses of this offering payable by us will be approximately $50,000.

        The shares of our common stock are being offered directly to the investors without a placement agent, underwriter, broker or dealer. We are not paying underwriting discounts or commissions in connection with the offering.

        We have agreed to indemnify the investors and its agents, successors and assigns against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the exchange agreement.

        The investors could be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

        The transfer agent for our common stock is American Stock Transfer & Trust Company LLC. Our common stock is currently listed on the NYSE MKT under the symbol "IMH."

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

        The consolidated financial statements of Impac Mortgage Holdings, Inc. appearing in Impac Mortgage Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Impac Mortgage Holdings, Inc.'s internal control over financial reporting as of December 31, 2016, have been audited by Squar Milner LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

  •
  our Annual Report on Form 10-K, and as amended by Amendment No. 1 on Form 10-K/A for the year ended December 31, 2016 (filed on March 9, 2017 and April 28, 2017, respectively);

  •
  our Quarterly Report on Form 10-Q filed on May 9, 2017;

  •
  our Current Reports on Form 8-K filed on February 16, 2017, April 18, 2017, May 1, 2017, and May 11, 2017 (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions);

  •
  the description of our common stock contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009 (File No. 001-14100); and

  •
  the description of our preferred stock purchase rights contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on September 4, 2013 (File No. 001-14100).

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

        Impac Mortgage Holdings, Inc.
19500 Jamboree Road
Irvine, CA 92614
(949) 475-3600
Attn: Investor Relations

PROSPECTUS

$200,000,000
Common Stock
Preferred Stock
Warrants
Units
Debt Securities

        We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the "securities." The aggregate initial offering price of the securities will not exceed $200,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

        We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled "Plan of Distribution." The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

        Our common stock is listed on the NYSE MKT under the symbol "IMH." On December 19, 2016, the last reported sale price of our common stock on the NYSE MKT was $14.07 per share.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC," using a "shelf" registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

        A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC's website at http://www.sec.gov or at the SEC's office mentioned under the heading "Where You Can Find More Information" below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

        Unless the context otherwise indicates, references in this prospectus to "we," "our", "us", "Impac Mortgage Holdings", "Impac", or "the Company" refer to the business and operations of Impac Mortgage Holdings, Inc. and the following subsidiaries: Integrated Real Estate Service Corporation ("IRES")—including the following two subsidiaries of IRES: Impac Mortgage Corp ("IMC") and Impac Warehouse Lending, Inc.—and Impac Funding Corporation.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any documents we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

        Our Internet address is www.impaccompanies.com and our investor relations website is located at http://ir.impaccompanies.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer from time to time any or all of the securities described in the registration statement up to a maximum aggregate price of $200,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-10039):

  •
  Our Annual Report on Form 10-K and Form 10-K/A, as applicable, for the year ended December 31, 2015 (filed on March 11, 2016 and April 22, 2016, respectively);

    Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, filed with the SEC (filed on May 9, 2016), June 30, 2016 (filed on August 8, 2016) and September 30, 2016 (filed on November 8, 2016);

  •
  Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 28, 2016, February 19, 2016, April 29, 2016, July 21, 2016, July 29, 2016, September 8, 2016 and September 16, 2016 (but excluding the portions of such reports expressly noted as being furnished and not filed);

  •
  The description of our common stock contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009 (File No. 001-14100);

  •
  The description of our preferred stock purchase rights contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on September 5, 2013 (File No. 001-14100); and

  •
  All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have "furnished" or may in the future "furnish" to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Impac Mortgage Holdings, Inc.
19500 Jamboree Road
Irvine, California 92612
(949) 475-3600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many (but not all) of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "could," "may" or other similar expressions in this prospectus or the documents incorporated by reference.

        We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

        This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

        For more information on the uncertainty of forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

 ABOUT THE COMPANY

        We are a nationwide independent residential mortgage lender. We were founded in 1995 by members of our current management team. We originate, sell and service residential mortgage loans. We primarily originate conventional mortgage loans eligible for sale to U.S. government-sponsored enterprises, or GSEs, including Fannie Mae, Freddie Mac, and government mortgage loans eligible for government securities issued through Ginnie Mae. We originate and acquire mortgage loans through our Correspondent, Wholesale and Retail origination channels.

        Our operating segments include Mortgage Lending, Real Estate Services and the Long-Term Mortgage Portfolio. We primarily operate as a residential mortgage lender and are focused on expanding our mortgage lending platform providing conventional and government-insured mortgage loans as well as providing other innovative products to meet the needs of borrowers in the dynamic mortgage compliance environment in which we operate. To a lesser extent, we provide real estate services and manage our long-term mortgage portfolio. The Real Estate Service segment was created in 2008 to provide solutions to the distressed mortgage and real estate markets, including loan modifications, real estate disposition, monitoring and surveillance services and real estate brokerage. The long-term mortgage portfolio predominantly includes non-conforming mortgage loans originated between 2002 and 2007, and is decreasing in size from principal pay-downs and default liquidations. Since we are no longer adding new mortgage loans to the long-term mortgage portfolio, we expect that the Real Estate Services and Long-Term Mortgage Portfolio segments will become less meaningful in the future, unless we are able to generate similar business from unrelated parties.

        Our principal executive office is located at 19500 Jamboree Road, Irvine, California 92612, and our telephone number is (949) 475-3600. Our website address is www.impaccompanies.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

        Our common stock is listed on the NYSE MKT under the symbol "IMH."

RISK FACTORS

        Investing in our securities involves risk. Before deciding whether to invest in our securities, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q and, to the extent applicable, our current reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled "Special Note Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include working capital, repaying, reducing or refinancing indebtedness, financing acquisitions of other companies that we believe will add to and/or expand our service offerings, repurchasing or redeeming our securities, investments, and capital expenditures.

        The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods presented on an actual basis. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, (i) earnings represent "Net income (loss) from continuing operations" from our consolidated statements of operations, as adjusted for fixed charges and loss (income) and (income) loss and distributions from equity affiliates, and (ii) fixed charges represent "Interest expense" from our consolidated statements of operations as adjusted for capitalized interest. The ratios are based solely on historical financial information.

		Year ended December 31,
	Nine months ended September 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.15	1.21	0.98	0.97	0.99	1.01

DESCRIPTION OF OUR CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

        We have 210,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, of which 2,500,000 have been designated as Series A-1 junior participating preferred stock, par value $0.01 per share ("Series A Preferred Stock"), 2,000,000 have been designated as Series B 9.375% redeemable preferred stock, par value $0.01 per share ("Series B Preferred Stock"), and 5,500,000 have been designated as Series C 9.125% redeemable preferred stock, par value $0.01 per share ("Series C Preferred Stock"). As of November 4, 2016, we had outstanding 16,015,983 shares of common stock, no shares of our Series A Preferred Stock, 665,592 shares of our Series B Preferred Stock, and 1,405,086 shares of our Series C Preferred Stock.

Common Stock

        Subject to the preferential rights of any other class or series of stock, including the preferred stock, and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our Board out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our common stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock, including the our Preferred Stock.

        Each share of common stock is entitled to one vote, subject to the provisions of our Charter regarding restrictions on transfer of stock, and will be fully paid and nonassessable upon issuance. Shares of common stock have no preference, conversion, exchange, redemption, appraisal, sinking fund, preemptive or cumulative voting rights. Our authorized stock may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Charter authorizes our Board to reclassify any unissued shares of common stock in one or more classes or series of stock, including preferred stock.

Preferred Stock

        Our Charter authorizes our Board to issue shares of preferred stock and to classify and reclassify any unissued shares of preferred stock into one or more classes or series of stock. The preferred stock may be issued from time to time with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board.

        Holders of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled to receive, when and as authorized by the Board of Directors, noncumulative cash dividends at the rate of 9.375% and 9.125% of the $25.00 liquidation preference per annum, respectively. The terms of the Series B Preferred Stock and Series C Preferred Stock allow us to declare and pay dividends on shares of common stock or shares of any other class or series of our capital stock, with certain exceptions, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including common stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of either series of Preferred Stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock and Series C Preferred Stock then outstanding are entitled to be paid out of the assets of the Company, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, before any distribution of assets is made to holders of common stock or any series of preferred stock of the Company that ranks junior to the

Series B Preferred Stock and Series C Preferred Stock. The Series B Preferred Stock and Series C Preferred Stock have no stated maturity and are not be subject to any sinking fund or mandatory redemption. Holders of the Series B Preferred Stock and Series C Preferred Stock do not have any voting rights, except for the right to approve certain amendments to our Charter. Neither the Series B Preferred Stock nor the Series C Preferred Stock is convertible into or exchangeable for any property or securities of the Company.

Tax Benefits Preservation Rights Agreement

        On September 3, 2013, the Board of the Company authorized and declared a dividend distribution of one right (a "Right") for each outstanding share of common stock of the Company to stockholders of record as of the close of business on September 16, 2013 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A-1 Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company at an exercise price of $50.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "Purchase Price"). The complete terms of the Rights are set forth in a Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, between the Company and American Stock Transfer & Trust Company, LLC (the "Rights Agent"), as amended by the First Amendment thereto, dated as of September 24, 2013, and as further amended by the Second Amendment thereto, dated as of April 27, 2016 (as so amended, the "Rights Agreement")On July 22, 2014, the Company's stockholders approved the Rights Agreement and on July 19, 2016, the Company's stockholders approved an amendment extending the Final Expiration Date (as defined in the Rights Agreement) from September 2, 2016 to September 2, 2019.

        By adopting the Rights Agreement, the Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses (collectively, the "Tax Benefits"). In general, the Company may "carry forward" net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

        The Tax Benefits can be valuable to the Company. However, the Company's ability to use these Tax Benefits would be substantially limited and impaired if it were to experience an "ownership change" for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. Generally, the Company will experience an "ownership change" if the percentage of the shares of common stock owned by one or more "five-percent shareholders" increases by more than 50 percentage points over the lowest percentage of shares of common stock owned by such stockholder at any time during the prior three year on a rolling basis. The Rights Agreement reduces the likelihood that changes in the Company's investor base have the unintended effect of limiting the Company's use of its Tax Benefits. As such, the Rights Agreement has a 4.99% "trigger" threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.99% or more of the outstanding common stock without the prior approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company's stock are not included in the calculation of "ownership change" for purposes of

Issuance and Transfer of Rights; Rights Certificates

        The Board declared a dividend of one Right for each outstanding share of common stock. Until the Distribution Date (as defined below):

  •
  the Rights will be evidenced by and trade with the certificates for shares of common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

  •
  new common stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of common stock registered in book entry form, this legend will be contained in a notation in book entry); and

  •
  the surrender for transfer of any certificates for shares of common stock (or the surrender for transfer of any uncertificated common stock registered in book entry form) will also constitute the transfer of the Rights associated with such common stock.

Distribution Date; Separation of Rights

        Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and become separately tradable and exercisable only upon the earlier of:

  (i)
  ten business days (or such later day as the Board may determine) following a public announcement that a person or group of affiliated or associated persons (collectively, an "Acquiring Person") has acquired beneficial ownership of 4.99% or more of the outstanding common stock; or

  (ii)
  ten business days (or such later day as the Board may determine) following the announcement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

        The date on which the Rights separate from the common stock and become exercisable is referred to as the "Distribution Date." As soon as practicable after the Distribution Date, the Company will mail Rights certificates to the Company's stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the common stock. Thereafter, such Rights certificates alone will represent the Rights.

        The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain acquisitions of common stock from the applicable ownership trigger if the Board determines that the requested acquisition will not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits, or is in the best interests of the Company despite the fact it may adversely impact in a material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability of the Tax Benefits.

Rights Holders Have No Rights as Stockholder Until Right Is Exercised

        Until a Right is exercised, the holder of such Right will have no rights as a stockholder of the Company (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Existing Holders

        The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted (each, an "Existing Holder") will not be deemed to be an "Acquiring Person" for purposes of the Rights Agreement unless such Existing Holder increases its beneficial ownership over such Existing Holder's lowest percentage of ownership of the common stock after the adoption of the Rights Agreement, subject to specified exceptions. On September 24, 2013, the Company amended the Rights Agreement to amend the definition of Existing Holder Percentage (as defined in the Rights Agreement) to include additional shares owned by Richard H. Pickup and RHP Trust, dated May 31, 2011, Preferred Shares Purchasable Upon Exercise of Right

        After the Distribution Date, each Right will entitle the holder to purchase, for $50.00 (the "Purchase Price"), one one-thousandth of a Preferred Share having economic and other terms similar to that of one share of common stock. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

        More specifically, each one one-thousandth of a Preferred Share, if issued, will:

  •
  not be redeemable;

  •
  entitle holders to quarterly dividend payments of $0.00001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

  •
  entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

  •
  have the same voting power as one share of common stock; and

  •
  entitle holders to a per share payment equal to the payment made on one share of common stock if the common stock is exchanged via merger, consolidation or a similar transaction.

"Flip-in" Rights

        At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Purchase Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, common stock (or, in certain circumstances, cash or other of our securities) having a market value equal to two times the Purchase Price of the Right. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below. Following the occurrence of an event set forth above, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

"Flip-over" Rights

        In the event any person or group becomes an Acquiring Person and the Company merges into or engages in certain other business combinations with an Acquiring Person, or 50% or more of the Company's consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the Purchase Price of the Right.

Exchange of Rights

        At any time after a person becomes an Acquiring Person, in lieu of allowing the "flip-in" to occur, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of the common stock (or, under certain circumstances, cash, property or other securities of the Company, including fractions of a share of preferred stock) per Right (subject to adjustment). Notwithstanding the foregoing, the Board may not conduct such an exchange at any time any person (other than the Company or certain entities affiliated with the Company) together with such person's affiliates or associates becomes the beneficial owner of 50% or more of the common stock.

Redemption of Rights

        At any time prior to a Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Expiration Date of the Rights

        The Rights will expire on the earliest of:

  •
  September 2, 2019, unless extended;

  •
  the time at which the Rights are redeemed or exchanged under the Rights Agreement;

  •
  the repeal of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits;

  •
  the beginning of a taxable year with respect to which the Board determines that no Tax Benefits may be carried forward; or

  •
  such time when the Board determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to the Company.

Amendment of Rights

        The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Rights Agreement or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Anti-Dilution Provisions

        The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or common stock. With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Terms of the Preferred Stock

        In connection with the Rights Agreement, the Board designated 2,500,000 shares of the Preferred Stock, as set forth in the Articles Supplementary for Series A-1 Junior Participating Preferred Stock (the "Articles Supplementary") filed with the State Department of Assessments and Taxation of Maryland on September 4, 2013.

Limitation of Liability

        The Maryland General Corporation Law permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter provides for elimination of the personal liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

        The Maryland General Corporation Law establishes special requirements for certain "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. "Business combinations" include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date on which interested stockholder status is determined, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock. Among other things, the law prohibits any business combination between us and an interested stockholder or an affiliate of an interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder unless the Board approved in advance the transaction in which the person became an interested stockholder. The Board may provide that its approval is subject to compliance with any terms and conditions determined by the Board.

        The business combination statute requires payment of a fair price to stockholders to be determined as set forth in the statute or a supermajority stockholder approval of any transactions between us and an interested stockholder after the end of the five-year period. This approval means that the transaction must be recommended by the Board and approved by at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares; and

  •
  66 2/3% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of the Board even if such a transaction would be beneficial to stockholder.

        The Board has exempted any business combination with any person from the business combination statute, so long as the Board first approves such business combination.

Maryland Control Share Acquisition Statute

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by 66 2/3% of the votes entitled to be cast on the matter. The acquiring person, officers, and directors who are also employees are not entitled to vote on the matter. "Control shares" are shares of stock that, taken together with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors in one of the following ranges: 10% or more but less than 33 1/3%; 33 1/3% or more but less than 50%; or 50% or more. Control shares do not include shares of stock that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay the expenses of the meeting) may compel the Board to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders' meeting.

        If voting rights are not approved at a meeting of stockholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

  •
  the last control share acquisition by the acquiring person; or

  •
  any meeting where stockholders considered and did not approve voting rights of the control shares.

        If voting rights for control shares are approved at a stockholders' meeting and the acquiring person becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. This means that stockholders would be able to require us to redeem shares of our stock from them for fair value. For this purpose, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction or acquisitions of shares approved or exempted by the Charter or the Bylaws.

        The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that the Board will not amend or eliminate this provision in the future. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

  •
  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

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  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  •
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of any debt securities of any series;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  provide for payment;

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  pay principal of and premium and interest on any debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

        In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

        We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or warrants to purchase debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

        Terms.    If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

  •
  the title of the warrants;

  •
  the total number and offering price of warrants;

  •
  the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  the date on and after which the warrants and related common stock or preferred stock will be separately transferable;

  •
  the date on with the right to exercise the warrants will commence and the date on which this right will expire;

  •
  the minimum and maximum about of the warrants which may be exercised at any one time;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  a discussion of federal income tax, accounting and other special consideration, procedures and limitations relating to the warrants; and

  •
  any other terms of the warrants including terms, procedures and limitations related to the exchange and exercise of the warrants.

        Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote, and in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

        Exercise of Warrants.    Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

        The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

        In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

        We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or global form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

        The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

General

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through one or more agents;

  •
  to or through underwriters, brokers or dealers;

  •
  through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of these methods.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        We will set forth in a prospectus supplement with respect to each offering of securities by us the particular terms of that offering, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any delayed delivery arrangements;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the offered securities may be listed.

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

        Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

        If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Agents

        We may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms. Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

        An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE MKT, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at the market" offering.

        We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

        We may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

        We may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Other Relationships

        Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transaction. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

        In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

        Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities listed on the NYSE MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT. Any shares of common stock offered hereunder will be listed on the NYSE MKT, or such other exchange or market on which the common stock is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

        In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities registered hereunder will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

        The consolidated financial statements of Impac Mortgage Holdings, Inc. appearing in ImpacMortgage Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Impac Mortgage Holdings, Inc.'s internal control over financial reporting as of December 31, 2015, have been audited by Squar Milner LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of CashCall, Inc. appearing in Amendment No. 1 to Impac Mortgage Holdings, Inc.'s Current Report on Form 8-K, as filed on May 11, 2015, have been audited by Squar Milner LLP, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

412,264 Shares of Common Stock

May 11, 2017